As filed with the Securities and Exchange Commission on September 3, 2010

Registration No. 333-142018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lighting Science Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	3646	23-2596710
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1227 South Patrick Drive, Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Zachary S. Gibler, Chairman and Chief Executive Officer

1227 South Patrick Drive, Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mr. Gregory R. Samuel, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Fax: (214) 200-0577

Approximate date of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form SB-2 (File No. 333-142018) (the “Registration Statement”) of Lighting Science Group Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2007, and declared effective on June 28, 2007, the Company registered for resale from time to time 2,041,674 shares (the “Common Shares”) of its common stock, par value $0.001 per share (after giving effect to the Company’s 1-for-20 reverse stock split on January 25, 2008). The Common Shares were registered to permit resales of such Common Shares by the selling stockholders named in the Registration Statement.

The Company is seeking to deregister all Common Shares that remain unsold under the Registration Statement as of the date hereof because its obligation to keep the Registration Statement effective pursuant to the terms of its agreement with the selling stockholders has terminated. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all remaining unsold Common Shares pursuant to the Registration Statement which would have otherwise remained available for sale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Satellite Beach, State of Florida, on September 3, 2010.

LIGHTING SCIENCE GROUP CORPORATION

/S/ ZACHARY S. GIBLER
Zachary S. Gibler, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the following capacities on September 3, 2010.

Signature	Capacity in which Signed

/S/ ZACHARY S. GIBLER Zachary S. Gibler	Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ GREGORY T. KAISER Gregory T. Kaiser	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Robert E. Bachman	Director

* Donald R. Harkleroad	Director

* Michael W. Kempner	Director

* T. Michael Moseley	Director

* Richard Weinberg	Director

*By:	/S/ JOHN D. MITCHELL, JR.
John D. Mitchell, Jr. Agent (Pursuant to Power of Attorney filed herewith)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

24.1	Power of Attorney